Exhibit 10.42

*** PRIVATE & CONFIDENTIAL ***

July 20, 2015

Mike Moses

4011 Prestwick Lane

Palmdale, CA 935651

Dear Mike,

Regarding your continued contribution to the project and Virgin Galactic, LLC, I am pleased to confirm the following employment change described below.

Effective July 20th, 2015, your title will be SVP, Operations SPA and you will receive an increase to your base compensation from $220,631.00 to $250,000.00 annually, subject to applicable tax withholdings. Additionally your target bonus percentage has increased to 30%.

Thank you for all your hard work and dedication.

Except as expressly set forth above, all of the terms of your offer letter dated September 20, 2011 shall remain in full force and effect.

Sincerely,

/s/ George T. Whitesides
George Whitesides
Chief Executive Officer